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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28,
2000

                    SOVEREIGN BANCORP, INC.
     (Exact name of registrant as specified in its charter)

        Pennsylvania                0-16533          23-2453088
 (State or other jurisdiction     (Commission      (IRS Employer
       of incorporation)          File Number)       Ident. No.)

2000 Market Street, Philadelphia Pennsylvania            19103
   (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code (215)557-4630


                              N/A
(Former name or former address, if changed since last report.)

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Item 5.  Other Events.

     On February 28, 2000, Sovereign Bank and its parent company, Sovereign Bancorp, Inc. (the "Company"), entered into an Amended and Restated Purchase and Assumption Agreement (the "Agreement") with Fleet Boston Corporation, Fleet National Bank, Fleet Bank-NH and BankBoston, N.A. (collectively, the "Sellers"), pursuant to which Sovereign Bank is obligated to purchase certain assets from and assume certain liabilities of the Sellers. The Agreement supersedes the Purchase and Assumption Agreement, dated as of September 3, 1999, by and among the Company, Sovereign Bank and the Sellers.

     The Agreement, the Company's press release and related financial presentation are attached hereto as Exhibits 2.1, 99.1 and 99.2, respectively, and are incorporated herein by reference. The descriptions of the Agreement in the press release and the financial presentation are qualified in their entirety by reference to the Agreement.



Item 7.  Financial Statements and Exhibits.

     (a)  Exhibits.

          The following exhibits are filed herewith:

          2.1 Amended and Restated Purchase and Assumption Agreement, dated as of February 28, 2000, by and among Fleet Boston Corporation, Fleet National Bank, Fleet Bank-NH, BankBoston, N.A., Sovereign Bank and Sovereign Bancorp, Inc.

          99.1 Press Release, dated February 29, 2000, of
               Sovereign Bancorp, Inc.

          99.2 Financial presentation, dated February 29, 2000.



                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               SOVEREIGN BANCORP, INC.

Dated:  February 28, 2000


                               /s/  Mark R. McCollom
                               Mark R. McCollom,
                               Senior Vice President and Chief
                               Accounting Officer



                          EXHIBIT INDEX

Exhibit
Number      Description

2.1         Amended and Restated Purchase and Assumption
            Agreement, dated as of February 28, 2000, by and among Fleet Boston Corporation, Fleet National Bank,
            Fleet Bank-NH, BankBoston, N.A., Sovereign Bank and
            Sovereign Bancorp, Inc.

99.1        Press Release, dated February 29, 2000, of Sovereign
            Bancorp, Inc.

99.2        Financial presentation, dated February 29, 2000.